UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 18, 2013

Golf Rounds.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-10093	22-3664872
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)	(Commission File Number)

111 Village Parkway, Building 2, Marietta, GA	30067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 951-0984

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On December 18, 2013, Golf Rounds.com, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Fuse Medical, LLC (“Fuse”), Project Fuse LLC, a wholly owned subsidiary of the Company (“Merger Sub”), and D. Alan Meeker, solely in his capacity as the representative of the Fuse members (the “Representative”). Upon consummation of the transactions contemplated by the Merger Agreement, Merger Sub will merge with and into Fuse, with Fuse surviving as a wholly owned subsidiary of the Company (the “Merger”). The Merger is expected to be completed during the second or third fiscal quarter of 2014.

Fuse is a physician-partnered company and national distributor that provides diversified healthcare products and supplies, including biologics and bone substitute materials, while striving to document cost savings and clinical outcomes to its manufacturers, physicians, health insurers and medical facility partners. Fuse has entered into partnership arrangements with physicians in order to distribute its products.

Amendments to Certificate of Incorporation

In accordance with the Merger Agreement, on December 18, 2013, the Company obtained approval by written consent from the holders of 3,220,329 shares of its common stock, representing a majority of its outstanding common stock, to amend its certificate of incorporation, effective immediately prior to the consummation of the Merger, (i) to effect a 14.62 to 1 reverse stock split (the “Reverse Stock Split”), (ii) to increase the Company’s authorized capital stock from 12,000,000 shares of common stock to 500,000,000 shares of common stock and from zero shares of preferred stock to 20,000,000 shares of preferred stock, and to expressly authorize the board of directors of the Company to issue shares of the preferred stock, in one or more series, and to fix for each such series the voting powers, designations, preferences, or other special rights thereof and the qualifications, limitations or restrictions thereon, and (iii) to change the name of the Company to “Fuse Medical, Inc.” As promptly as practicable, the Company and Fuse will prepare and file with the Securities and Exchange Commission (the “SEC”) an information statement on Schedule 14C relating to the approval and adoption of the amendments (the “Information Statement”). The amendments will become effective no earlier than 20 days after the Information Statement is mailed to the Company’s stockholders.

Merger Consideration

All of the units reflecting membership interests in Fuse that are issued and outstanding immediately prior to the effective time of the Merger shall be cancelled and converted into the right to receive 3,600,000 shares of the Company’s common stock (on a post-Reverse Stock Split basis), representing 90% of the Company’s issued and outstanding common stock after giving effect to the Merger (the “Merger Consideration”). The Merger Consideration will be allocated among the members of Fuse immediately prior to the effective time of the Merger (the “Holders”) in accordance with Fuse’s limited liability company operating agreement.

In order to fund the indemnification obligations of the Holders after the closing of the Merger (as described below), of the shares of common stock constituting the Merger Consideration, 180,000 shares (on a post-Reverse Stock Split basis) will be deposited in escrow pursuant to the terms of the Merger Agreement and an escrow agreement, in the form attached to the Merger Agreement, to be executed at the closing.

Tax Treatment

The merger is intended by the parties to constitute a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

Indemnification and Escrow

The Holders will be indemnified by the Company from and against all losses incurred by them as a result of: (i) the inaccuracy or breach of any representation or warranty of the Company or Merger Sub contained in or made pursuant to the Merger Agreement; or (ii) the non-fulfillment or breach of any covenant or agreement of the Company or Merger Sub contained in the Merger Agreement. Similarly, the Company and its officers, directors and affiliates shall be indemnified by the Holders from and against all losses incurred by them as a result of: (i) the inaccuracy or breach of any representation or warranty of Fuse contained in or made pursuant to the Merger Agreement; or (ii) the non-fulfillment or breach of any covenant or agreement of Fuse contained in the Merger Agreement. Claims for indemnification by the Company will be limited to the shares held in escrow (except for certain claims) and all claims for indemnification will be subject to a $120,000 deductible. The representations and warranties of the parties will survive for six months (except for certain claims).

Management

At the closing of the Merger, the size of the Company’s board of directors will be expanded to six directors. D. Alan Meeker, Rusty Shelton, Chris Pratt, Jonathan Brown, and Randall Dei will be appointed to the board, joining the Company’s sole existing director, Robert H. Donehew.

Representations and Warranties

The Company and Fuse made certain customary representations and warranties to the other party, including representations and warranties regarding (i) organization and authorization, (ii) capitalization, (iii) the absence of conflicts, (iv) consents and approvals of governmental authorities and third parties, (v) litigation, (vi) absence of certain changes, (vii) financial information, (viii) title to property, (ix) compliance with law and (x) broker’s and finder’s fees. Fuse also made representations and warranties about the Holders’ ownership of the membership units of Fuse. The Company also made representations and warranties regarding the Company's filings with the SEC and Merger Sub's operations.

Conditions to the Merger

Each party’s obligation to consummate the Merger is subject to certain conditions, including (i) the accuracy of the other party’s representations and warranties contained in the Merger Agreement (subject to materiality qualifiers, as applicable), (ii) the other party’s compliance with its covenants and agreements contained in the Merger Agreement in all material respects, (iii) at least 20 days having elapsed since the Information Statement was mailed to the Company’s stockholders, and (iv) the parties having delivered counterpart signature pages to lock-up agreements, pursuant to which the Holders will be subject to certain restrictions on transfer, and a registration rights agreement, pursuant to which the Holders will have certain demand and “piggy back” registration rights, each in the form attached as an exhibit to the Merger Agreement.

Charter Protections and Director and Officer Insurance

All rights to indemnification for acts or omissions occurring through the closing now existing in favor of the current directors and officers of the Company as provided in its current certificate of incorporation and bylaws or in any indemnification agreements will survive the Merger and shall continue in full force and effect in accordance with their terms. For a period of three years after the closing, the Company will maintain in effect the current policies of directors’ and officers’ liability insurance it maintains (or policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from facts and events that occurred prior to the closing.

Termination

The Merger Agreement may be terminated at any time by mutual agreement of the parties. The Merger Agreement also may be terminated by either party if the Merger has not occurred by February 15, 2014 (or by March 15, 2014 if the SEC elects to review the Information Statement), except that this right to terminate will not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of the Merger Agreement. In addition, the Merger Agreement may be terminated by either party upon breach by the other party, unless such breach is capable of being cured and has been cured (or the non-breaching party has been indemnified with respect thereto) within 30 days of notice thereof.

Additional Information

The foregoing description of the Merger Agreement is intended to provide information regarding the terms of such agreements and is not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the SEC. In particular, the Merger Agreement and the related summary are not intended to be, and should not be relied upon, as disclosures regarding any facts and circumstances relating to the Company or any of its subsidiaries or affiliates. The Merger Agreement contains representations and warranties by the Company and Fuse, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being subject to confidential disclosures that may modify, qualify or create exceptions to such representations and warranties; are made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing summary of the Merger Agreement does not purport to describe all of the terms of such agreements, and is qualified in its entirety by reference to the full text of such agreements, copies of which are filed as exhibits hereto and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference. The issuance of the Merger Consideration described therein will be made in reliance upon the exemption provided by Section 4(2) of the Securities Act, for the offer and sale of securities not involving a public offering, and Rule 506 of Regulation D promulgated thereunder.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of December 18, 2013, by and among Fuse Medical, LLC, Golf Rounds.com, Inc., Project Fuse LLC and D. Alan Meeker.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

Safe Harbor for Forward-Looking Statements

This document contains statements that are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations or beliefs about future events. These statements are not guarantees of future events and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual events may differ materially from what is expressed in such forward-looking statements due to numerous factors. These include uncertainties regarding whether the Merger will be consummated upon the terms contemplated by the Merger Agreement or at all and whether the conditions to consummate the transaction will be satisfied. Further information and risks regarding factors that could affect the Company’s business, operations, financial results or financial positions are discussed from time to time in the Company’s Securities and Exchange Commission filings and reports, including its Annual Report on Form 10-K for the year ended August 31, 2013. The stockholders of the Company and other readers are cautioned not to put undue reliance on any forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLF ROUNDS.COM, INC.

Dated: December 20, 2013	By:	/s/ Robert H. Donehew
Robert H. Donehew
President

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of December 18, 2013, by and among Fuse Medical, LLC, Golf Rounds.com, Inc., Project Fuse LLC and D. Alan Meeker.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.